FORM 8-K

                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15 (d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): March 12, 1997


                      Lexington B & L Financial Corp.
          (Exact name of registrant as specified in its charter)



   Missouri                            0-28120           43-1739555
State or other jurisdiction           Commission        (I.R.S. Employer
   of incorporation                   File Number       Identification No.)



919 Franklin Ave., Lexington, Missouri                       64067
(Address of principal executive offices)                   (Zip Code)


    Registrant's telephone number (including area code)  (816) 259-2247


                               Not Applicable
       (Former name or former address, if changed since last report)

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Item 5.  Other Events

     On March 12, 1997, Lexington B & L Financial Corp. (the "Company") entered into an Agreement and Plan of Merger ("Agreement") with Lafayette Bancshares, Inc. ("Lafayette") and its wholly-owned subsidiary, Lafayette County Bank of Lexington/Wellington, pursuant to which Lafayette will be merged into a wholly-owned subisidary of the Company, which will then be merged into the Company. As a result, Lafayette County Bank will become a subsidiary of the Company. The Agreement provides that shareholders of Lafayette will receive a combination of cash and shares of the Company's common stock for each share of Lafayette common stock. Under the terms of the Agreement, Lafayette's shareholders would receive $0.92 in cash plus 0.0977 shares of the Company's common stock for each share of Lafayette common stock if the Company's common stock price is between $12.00 and $14.00 per share.
If the Company's common stock price is $12.00 or less, Lafayette shareholders would receive $0.92 in cash plus $1.17 in value of the Company's common stock for each share of Lafayette common stock. If the Company's common stock price is $14.00 or more, Lafayette shareholders would receive $0.92 in cash plus $1.37 in value of the Company's common stock for each share of Lafayette common stock. The calculation of the Company's common stock price will be based upon the average closing price of the Company's common stock for the 20 trading days prior to the effective date of the acquisition. Lafayette has 1,129,500 shares outstanding.

     Pursuant to the Agreement, Lafayette has agreed to pay the Company a termination fee of $100,000 in the event the Agreement is terminated under certain conditions, including as a result of a material breach by Lafayette, the acquisition by a third party of securities representing 25% or more of the voting shares of Lafayette or the agreement between Lafayette and a third party to engage in a merger or consolidation.

     Consummation of the acquisition is subject to several conditions, including satisfactory completion by the Company of a due diligence investigation of Lafayette, receipt of applicable regulatory approvals and approval by Lafayette's shareholders. For information regarding the terms of the proposed transaction, reference is made to the Agreement and the press release dated March 12, 1997, which are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


     Exhibit

        2 Agreement and Plan of Merger dated as of March 12, 1997 between Lexington B & L Financial Corp., Lafayette Bancshares, Inc. and Lafayette County Bank of Lexington/Wellington

       99      Press Release dated March 12, 1997




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                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      LEXINGTON B & L FINANCIAL CORP.




DATE:  March 17, 1997                  By:   /s/ Erwin Oetting, Jr.
                                       Erwin Oetting, Jr.
                                       President





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                                                                  Exhibit 2

                       AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of the 12th day of March 1997 (this "Agreement"), by and among LEXINGTON B & L FINANCIAL CORP. (the "Company"), LAFAYETTE BANCSHARES, INC. ("Lafayette") and LAFAYETTE COUNTY BANK OF LEXINGTON/WELLINGTON (the "Bank").

                                 RECITALS:

     (A) THE COMPANY. The Company is a corporation duly organized and existing in good standing under the laws of the State of Missouri, with its principal executive offices located in Lexington, Missouri. As of the date hereof, the Company has 8,000,000 authorized shares of common stock of $.01 par value per share ("Company Common Stock") and 500,000 shares of preferred stock of $.01 par value per share ("Company Preferred Stock") (no other class of capital stock being authorized), of which 1,265,000 shares of Company Common Stock and no shares of Company Preferred Stock are issued and outstanding.

     (B) LAFAYETTE. Lafayette is a corporation duly organized and existing in good standing under the laws of the State of Missouri, with its principal executive offices located in Lexington, Missouri. Lafayette is a registered bank holding company with the Board of Governors of the Federal Reserve System ("Federal Reserve Board") under the Bank Holding Company Act, as amended. As of the date hereof, Lafayette has 1,250,000 authorized shares of common stock of $1.00 par value per share ("Lafayette Common Stock") (no other class of capital stock being authorized), of which 1,129,500 shares of Lafayette Common Stock are issued and outstanding.

     (C) THE BANK. The Bank is a commercial bank duly organized and existing in good standing under the laws of the State of Missouri, with its principal executive offices located in Lexington, Missouri. As of the date hereof, the Bank has 720 authorized shares of common stock of $100.00 par value per share ("the Bank Common Stock") (no other class of capital stock being authorized), of which 720 shares of the Bank Common Stock are issued and outstanding. As of the date hereof, 676.834 shares of Bank Common Stock are owned by Lafayette.

     (D) VOTING AGREEMENT. As a condition and an inducement to the Company's willingness to enter into this Agreement, Donald L. Coen, Terry L. Thompson, Ranie Thompson, William J. Huhmann and Robert F. Jackson have entered into agreements with the Company pursuant to which, among other things, they have agreed to vote in favor of approval of the transactions contemplated by this Agreement at the Meeting (as hereinafter defined).

     (E) RIGHTS, ETC. Except as Previously Disclosed in Schedule 4.01(C), there are no shares of capital stock of Lafayette or the Bank authorized and reserved for issuance, neither Lafayette nor the Bank has any Rights (as defined below) issued or outstanding and neither Lafayette nor the Bank has any commitment to authorize, issue or sell any such shares or any Rights, except pursuant to this Agreement. The terms "Rights" means securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock. There are no preemptive rights in respect of Lafayette Common Stock or Bank Common Stock.

     (F) APPROVALS. The Board of Directors of each of Lafayette, the Bank, and the Company has approved, at meetings of each of such Boards of Directors, this Agreement and has authorized the execution hereof in counterparts.

     In consideration of their mutual promises and obligations, the parties hereto adopt and make this Agreement and prescribe the terms and conditions thereof and the manner and basis of carrying it into effect, which shall be as follows:

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                              I.  THE MERGER

     1.01. THE MERGER. Subject to the provisions of this Agreement, at the Effective Time (as hereinafter defined):

     (A) THE CONTINUING CORPORATION. Lafayette shall be merged into a wholly-owned subsidiary of the Company (the "Merger Co.") pursuant to the terms and conditions set forth herein and pursuant to the Plan of Merger attached hereto as Exhibit A (the "Merger"). Upon consummation of the Merger, the separate existence of Lafayette shall cease and Merger Co. (the "Continuing Corporation") shall survive.

     (B) RIGHTS, ETC. The Continuing Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the merging corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other chooses in action, and all and every other interest, of or belonging to or due to each of the corporations so merged, shall be deemed to be vested in the Continuing Corporation without further act or deed; and the title to any real estate or any interest therein, vested in each of such corporations, shall not revert or be in any way impaired by reason of the Merger.

     (C) LIABILITIES. The Continuing Corporation shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged, in accordance with applicable law.

     (D) ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS; OFFICERS. The Articles of Incorporation and Bylaws of the Continuing Corporation shall be those of Merger Co., as in effect immediately prior to the Merger becoming effective. The directors and officers of Merger Co. in office immediately prior to the Merger becoming effective shall be the directors and officers of the Continuing Corporation, together with such additional directors and officers as may thereafter be elected, who shall hold office until such time as their successors are elected and qualified.

     1.02. EFFECTIVE DATE. Subject to the conditions to the obligations of the parties to effect the Merger as set forth in Article VI, the effective date (the "Effective Date") of the Merger shall be such date as the Company shall notify Lafayette in writing not less than five days prior thereto, which date shall not be more than 30 days after such conditions have been satisfied or waived in writing. Prior to the Effective Date, the Company and Lafayette shall execute and deliver to the Secretary of State of the State of Missouri, Articles of Merger in accordance with applicable law. The time on the Effective Date at which the Merger becomes effective is referred to as the "Effective Time."

                            II.  CONSIDERATION

     2.01. MERGER CONSIDERATION. Subject to the provisions of this Agreement, at the Effective Time:

     (A) OUTSTANDING MERGER CO. COMMON STOCK. The shares of common stock of Merger Co. issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, remain as issued and outstanding shares of common stock of Merger Co.

     (B) OUTSTANDING LAFAYETTE COMMON STOCK. Each share (excluding (i) shares ("Dissenters' Shares") that have not been voted in favor of approval of this Agreement and with respect to which dissenters' rights have been perfected in accordance with Section 351.455 of the Missouri General and Business Corporation Law (the "MGBCL") or (ii) shares held by Lafayette or any of its subsidiaries or by the Company or any of its subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted ("Excluded Shares")) of Lafayette Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into the right to receive $0.92 in cash plus a number of shares of Company Common Stock equal to the Exchange Ratio.

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     The "Exchange Ratio" shall be equal (rounded to the nearest ten-thousandth) to: (i) .0977 if the Company Price (as defined below) is greater than $12.00 and less than $14.00, (ii) the result obtained by dividing $1.17 by the Company Price if the Company Price is $12.00 or less; or
(iii) the result obtained by dividing $1.37 by the Company Price if the Company Price is $14.00 or greater. The "Company Price" shall be the average last price per share of Company Common Stock as reported in The Wall Street Journal for each of the twenty trading days immediately preceding the Effective Date. In the event the Company Common Stock does not trade on one or more of the trading days in such period, any such date shall be disregarded in computing the average last price per share and the average shall be based upon the last price per share and number of days on which Company Common Stock actually traded during such period.

     2.02. SHAREHOLDER RIGHTS; STOCK TRANSFERS. At the Effective Time, holders of Lafayette Common Stock shall cease to be, and shall have no rights as, stockholders of Lafayette, other than to receive the Merger Consideration provided under this Article II. After the Effective Time, there shall be no transfers on the stock transfer books of Lafayette or the Continuing Corporation of the shares of Lafayette Common Stock which were issued and outstanding immediately prior to the Effective Date.

     2.03. FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of Company Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, the Company shall pay to each holder of Lafayette Common Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fraction by a number equal to (i) $0.92 plus
(ii) the Company Price multiplied by the Exchange Ratio.

     2.04 EXCHANGE PROCEDURES. As promptly as practicable after the Effective Date, the Company shall send or cause to be sent to each former shareholder of Lafayette of record immediately prior to the Effective Date transmittal materials for use in exchanging such shareholder's certificates for Lafayette Common Stock for the consideration set forth in this Article II. The certificates representing the shares of Company Common Stock into which shares of such shareholder's Lafayette Common Stock are converted on the Effective Date, a check in the amount equal to the cash which such holder has the right to receive pursuant to the provisions of this Article II (including any cash in lieu of fractional shares of the Company pursuant to Section 2.03), and any dividends paid on such shares of Company Common Stock for which the record date for determination of shareholders entitled to such dividends is on or after the Effective Date, will be delivered to such shareholder only upon delivery to an independent exchange agent selected by the Company (the "Exchange Agent") of the certificates representing all of such shares of Lafayette Common Stock (or indemnity satisfactory to the Company and the Exchange Agent, in their judgement, if any of such certificates are lost, stolen or destroyed). No interest will be paid on any cash or dividends to which the holder of such shares shall be entitled to receive upon such delivery. Certificates surrendered for exchange by any person constituting an "affiliate" of Lafayette for purposes of Rule 145 of the Securities Act of 1933, as amended ("Securities Act"), shall not be exchanged for certificates representing Company Common Stock until the Company has received a written agreement from such person as specified in Section 5.17.

     2.05. ANTI-DILUTION PROVISIONS. In the event the Company changes the number of shares of Company Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Company Common Stock and the record date therefor shall be prior to the Effective Date, the Merger Consideration shall be proportionately adjusted.

     2.06. EXCLUDED SHARES; DISSENTERS' SHARES. Each of the Excluded Shares shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor. Dissenters' Shares shall be purchased and paid for in accordance with Section 351.455 of the MGBCL.

     2.07. RESERVATION OF RIGHT TO REVISE TRANSACTION. The Company may at any time change the method of effecting the acquisition of Lafayette and the Bank by the Company (including without limitation the provisions of this Article II) if and to the extent it deems such change to be desirable; PROVIDED,
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HOWEVER, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Lafayette Common Stock as provided for in this Agreement or (ii) adversely affect the tax treatment to Lafayette shareholders as a result of receiving such consideration.

                    III.  ACTIONS PENDING CONSUMMATION

     Without the prior written consent of the Company, each of Lafayette and the Bank shall conduct its and each of the Lafayette Subsidiaries' (as hereinafter defined) business in the ordinary and usual course consistent with past practice and shall use its best efforts to maintain and preserve its and each of the Lafayette Subsidiaries' business organization, employees and advantageous business relationships and retain the services of its and each of its Subsidiaries' officers and key employees, and each of Lafayette and the Bank will not, and will cause each of the Lafayette Subsidiaries not to, agree to:

     3.01. CAPITAL STOCK. Except for or as otherwise permitted in or expressly contemplated by this Agreement or as Previously Disclosed in
Schedule 4.01(C), issue, sell or otherwise permit to become outstanding any additional shares of capital stock of Lafayette, the Bank or any Lafayette Subsidiary, or any Rights with respect thereto, or enter into any agreement with respect to the foregoing, or permit any additional shares of Lafayette Common Stock to become subject to grants of employee stock options, stock appreciation rights or similar stock based employee compensation rights.

     3.02. DIVIDENDS, ETC. Make, declare or pay any dividend on or in respect of, or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or, other than as permitted in or contemplated by this Agreement, authorize the creation or issuance of, or issue, any additional shares of its capital stock or any Rights with respect thereto.

     3.03. INDEBTEDNESS; LIABILITIES; ETC. Other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity.

     3.04. LINE OF BUSINESS; OPERATING PROCEDURES; ETC. Except as may be directed by any regulatory agency, (i) change its lending, investment, liability management or other material banking policies in any material respect, except such changes as are in accordance and in an effort to comply with Section 5.10, or (ii) commit to incur any further capital expenditures beyond those Previously Disclosed in Schedule 3.04 other than in the ordinary course of business and not exceeding $10,000 individually or $15,000 in the aggregate.

     3.05. LIENS AND ENCUMBRANCES. Impose, or suffer the imposition, on any shares of capital stock of any of the Lafayette Subsidiaries, or on any of its or the Lafayette Subsidiaries' other assets, any lien, charge or encumbrance, or permit any such lien, charge or encumbrance to exist.

     3.06. COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Except as Previously Disclosed in Schedule 3.06, enter into or amend any employment, severance or similar agreement or arrangement with any of its directors, officers or employees, or grant any salary or wage increase, amend the terms of any stock option or increase any employee benefit (including incentive or bonus payments), except normal individual increases in regular compensation to employees in the ordinary course of business consistent with past practice.

     3.07. BENEFIT PLANS. Except as Previously Disclosed in Schedule 3.07, enter into or modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including without limitation taking any action that accelerates the vesting or exercise of any benefits payable thereunder.

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     3.08.     CONTINUANCE OF BUSINESS.  Dispose of or discontinue any portion of its assets, business or properties, which is material to Lafayette and the Lafayette Subsidiaries taken as a whole, or merge or consolidate with, or acquire all or any portion of, the business or property of any other entity which is material to Lafayette and the Lafayette Subsidiaries taken as a whole (except foreclosures or acquisitions by the Bank in a fiduciary capacity, in each case in the ordinary course of business consistent with past practice).

     3.09.     AMENDMENTS.  Amend its Articles of Incorporation, Charter or
Bylaws.

     3.10. CLAIMS. Settle any claim, litigation, action or proceeding involving any liability for money damages in excess of $25,000 or restrictions upon the operations of Lafayette or any Lafayette Subsidiary.

     3.11 CONTRACTS. Except as previously disclosed on Schedule 3.11, enter into, renew, terminate or make any change in any material contract, agreement or lease, except in the ordinary course of business consistent with past practice with respect to contracts, agreements and leases that are terminable by it without penalty on more than 60 days prior written notice.

     3.12. LOANS. Extend credit other than in accordance with existing lending policies, except that the Bank shall not, without the prior written consent of the Company, make any new loan or modify, restructure or renew any existing loan to any borrower if the amount of the resulting loan, when aggregated with all other loans or extensions of credit to such person (or which would be required to be aggregated for loans to one borrower limitations) would be in excess of $150,000.

                    IV.  REPRESENTATIONS AND WARRANTIES

     4.01. REPRESENTATIONS AND WARRANTIES OF LAFAYETTE AND THE BANK. Each of Lafayette and the Bank hereby represents and warrants to the Company as follows:

     (A) RECITALS. The facts set forth in the Recitals of this Agreement with respect to it are true and correct.

     (B) ORGANIZATION, STANDING AND AUTHORITY. It is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect (as hereinafter defined) on it. Each of Lafayette and the Lafayette Subsidiaries has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it.

     (C) SHARES. The outstanding shares of it are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights. Except as Previously Disclosed in Schedule 4.01(C), there are no shares of capital stock or other equity securities of Lafayette or the Bank outstanding and no outstanding Rights with respect thereto.

     (D)  LAFAYETTE SUBSIDIARIES.  Lafayette has Previously Disclosed in
Schedule 4.01(D) a list of all the subsidiaries of Lafayette (each a "Lafayette Subsidiary" and, collectively, the "Lafayette Subsidiaries"). Each of the Lafayette Subsidiaries that is a commercial bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. No equity securities of any of the Lafayette Subsidiaries are or may become required to be issued (other than to Lafayette or a wholly-owned Lafayette Subsidiary) by reason of any Rights with respect thereto. There are no contracts, commitments, understandings or arrangements by which any of the Lafayette Subsidiaries is or may be bound to sell or otherwise issue any shares of its capital stock, and there are no contracts, commitments, understandings or arrangements relating to the rights of Lafayette or the Bank,

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as applicable, to vote or to dispose of such shares.  All of the shares of capital stock of each Lafayette Subsidiary held by Lafayette or a Lafayette Subsidiary are fully paid and nonassessable and are owned by Lafayette or a Lafayette Subsidiary free and clear of any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance. Each Lafayette Subsidiary is in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in the jurisdictions where the failure to be duly qualified is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it. Except as Previously Disclosed in Schedule 4.01(D), Lafayette does not own beneficially, directly or indirectly, any shares of any equity securities or similar interests of any corporation, bank, partnership, joint venture, business trust, association or other organization. The deposits of the Bank are insured by the Bank Insurance Fund (the "BIF") of the Federal Deposit Insurance Corporation (the "FDIC"). The Bank is a member in good standing with the FHLB of Des Moines and the Federal Reserve Bank of Kansas City.

     (E) CORPORATE POWER. It and each of the Lafayette Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.

     (F) CORPORATE AUTHORITY. Subject to any necessary receipt of approval by its stockholders referred to in Section 6.01, this Agreement has been authorized by all necessary corporate action of it and is a valid and binding agreement of it enforceable against it in accordance with its terms, subject as to enforcement as to bankruptcy, insolvency and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (G) NO DEFAULTS. Subject to the approval by its shareholders referred to in Section 6.01, the required regulatory approvals referred to in Section 6.02, and the required filings under federal and state securities laws, and except as Previously Disclosed in Schedule 4.01(G), the execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby, does not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of the Lafayette Subsidiaries or to which it or any of the Lafayette Subsidiaries or its or their properties is subject or bound, which breach, violation or default is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it,
(ii) constitute a breach or violation of, or a default under, its Articles of Incorporation, Charter or Bylaws, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any such consent or approval, which if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Lafayette.

     (H) FINANCIAL REPORTS. Except as Previously Disclosed in Schedule 4.01(H), (i) as to Lafayette, its consolidated balance sheet as of December 31, 1996 and 1995 and related consolidated statements of income and changes in stockholders' equity and cash flows for the years ended December 31, 1996, 1995 and 1994, and (ii) as to the Bank, its call report for the fiscal year ended December 31, 1996, and all other financial reports filed or to be filed subsequent to December 31, 1996, in the form filed with the FDIC and the Missouri State Division of Finance ("Division") (together, the "Lafayette Financial Reports") did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the Lafayette Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the Lafayette Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein.
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     (I)  ABSENCE OF UNDISCLOSED LIABILITIES.  None of Lafayette or the
Lafayette Subsidiaries has any obligation or liability (contingent or otherwise) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it, except (i) as reflected in Lafayette Financial Reports prior to the date of this Agreement, and (ii) for commitments and obligations made, or liabilities incurred, in the ordinary course of its business consistent with past practice since December 31, 1996. Since December 31, 1996, none of Lafayette or the Lafayette Subsidiaries has incurred or paid any obligation or liability (including any obligation or liability incurred in connection with any acquisitions in which any form of direct financial assistance of the federal government or any agency thereof has been provided to any Lafayette Subsidiary) which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it.

     (J) NO EVENTS. Except as Previously Disclosed on Schedule 4.01(J), since December 31, 1996, no events have occurred which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on it.

     (K) PROPERTIES. Except as reserved against in the Lafayette Financial Reports, Lafayette and the Lafayette Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults, or equities of any character, to all of the properties and assets, tangible and intangible, reflected in the Lafayette Financial Reports as being owned by Lafayette or the Lafayette Subsidiaries as of the dates thereof other than those that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it, except those properties or assets sold or otherwise disposed of in the ordinary course of business. All buildings and all material fixtures, equipment, and other property and assets which are held under leases or subleases by any of Lafayette or Lafayette Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms, other than any such exceptions to validity or enforceability that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Lafayette.

     (L)  LITIGATION; REGULATORY ACTION.  Except as Previously Disclosed in
Schedule 4.01(L), no litigation, proceeding or controversy before any court or governmental agency is pending which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Lafayette or which alleges claims under any fair lending law or other law relating to discrimination, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened; and except as Previously Disclosed in Schedule 4.01(L), neither it nor any of the Lafayette Subsidiaries or any of its or their material properties or their officers, directors or controlling persons is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (together with any and all agencies or departments of federal, state or local government (including, without limitation, the Division, the FHL Bank, the Federal Reserve Board, the FDIC and any other federal or state bank, or other financial institution, insurance and securities regulatory authorities, the "Regulatory Authorities")) and neither it nor any of the Lafayette Subsidiaries has been advised by any of such Regulatory Authorities that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission.

     (M) COMPLIANCE WITH LAWS. Except as Previously Disclosed in Schedule 4.01(M), each of Lafayette and the Lafayette Subsidiaries:

          (1) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit it to own its businesses presently conducted and that are material to the business of Lafayette and the Lafayette Subsidiaries taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension
                                             -7-
PAGE
               or cancellation of any of them is threatened; and all such filings, applications and registrations are current;

          (2) has received no notification or communication from any Regulatory Authority or the staff thereof (i) asserting that any of Lafayette or the Lafayette Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, which, as a result of such noncompliance in any such instance, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Lafayette, (ii) threatening to revoke any license, franchise, permit or governmental authorization, which revocation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Lafayette, or
               (iii) requiring any of Lafayette or the Lafayette Subsidiaries (or any of its officers, directors or controlling persons) to enter into a cease and desist order, agreement or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy);

          (3) is not required to give prior notice to any federal banking or thrift agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive; and

          (4) is in compliance in all material respects with all fair lending laws or other laws relating to discrimination, including, without limitation, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act.

     (N)  MATERIAL CONTRACTS.

          (1) Except as Previously Disclosed in Schedule 4.01(N), (and with a true and correct copy of the document or other item in question attached to such Schedule), neither Lafayette nor any Lafayette Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

               (i) any agreement, arrangement or commitment (a) not made in the ordinary course of business or (b) pursuant to which Lafayette or any Lafayette Subsidiary is or may become obligated to invest in or contribute capital to any Lafayette Subsidiary or any other entity;

               (ii) any agreement, indenture or other instrument not disclosed in the Lafayette Financial Reports relating to the borrowing of money by Lafayette or any Lafayette Subsidiary or the guarantee by Lafayette or any Lafayette Subsidiary of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by any Lafayette Subsidiary, such as deposits, Fed Funds borrowings and repurchase agreements);

               (iii) any contract containing covenants that limit the ability of Lafayette or any Lafayette Subsidiary to compete in any line of business or with any person or containing any restriction of the geographical area in which, or method by which, Lafayette or any Lafayette Subsidiary may carry on its business (other than as may be required by law or any applicable Regulatory Authority);

               (iv) any contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K promulgated by the Securities and Exchange Commission ("SEC");

               (v) any lease with annual rental payments aggregating $10,000 or more;

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
               (vi) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) involving the payment of more than $10,000 per annum;

               (vii) any agreement with any executive officer or other key employee of Lafayette or any Lafayette Subsidiary the benefits of which are contingent, or the terms of which are materially altered or any payments or rights are accelerated, upon the occurrence of a transaction involving Lafayette or any of Lafayette Subsidiaries of the nature contemplated by this Agreement;

               (viii) any agreement with respect any executive officer of Lafayette or any Lafayette Subsidiary providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of in excess of $50,000 per annum; or

               (ix) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (2) Except as Previously Disclosed on Schedule 4.01(N), no officer or director of Lafayette or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Lafayette or any Lafayette Subsidiary.

          (3) None of Lafayette or the Lafayette Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected, or under which it or any of its respective assets, business or operations receives benefits, which default, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Lafayette, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Except as Previously Disclosed in Schedule 4.01(N), neither Lafayette nor any Lafayette Subsidiary is subject to or bound by any contract containing covenants which limit the ability of Lafayette or any Lafayette Subsidiary to compete in any line of business or with any person or which involve any restriction of geographical area in which, or method by which, Lafayette or any Lafayette Subsidiary may carry on its business (other than as may be required by law or any applicable Authority).

     (O) REPORTS. Since January 1, 1992, each of Lafayette and the Lafayette Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the FDIC, (ii) the Division, (iii) the FHL Bank and the FHL Bank System, (iv) the Federal Reserve Board and (v) any other applicable Regulatory Authorities. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (P) NO BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by it directly with the other parties hereto and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment.

     (Q)  EMPLOYEE BENEFIT PLANS.

          (1) Schedule 4.01(Q)(1) contains a complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift savings, employee stock ownership, stock bonus, stock purchase restricted stock and stock option plans, all employment or severance contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by it or any of the Lafayette Subsidiaries for the benefit of employees, former employees, directors, former directors or their beneficiaries (the "Compensation and Benefit Plans"). True and complete copies of all Compensation and Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been supplied to the Company.

          (2) All "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of it and the Lafayette Subsidiaries (the "ERISA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Except as Previously Disclosed in Schedule 4.01(Q)(2) each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986 (as amended, the "Code") has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter or the inability to receive such a favorable determination letter. There is no material pending or, to its knowledge, threatened litigation relating to the ERISA Plans. Neither it nor any of the Lafayette Subsidiaries has engaged in a transaction with respect to any ERISA Plan that could subject it or any of the Lafayette Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

          (3) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by it or any of the Lafayette Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of
               Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither it nor any of the Lafayette Subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event," within the meaning of
               Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period.

          (4) All contributions required to be made under the terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither it nor any of the Lafayette Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to
               Section 401(a)(29) of the Code.

          (5) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no
               material change in the financial condition of such plan since the last day of the most recent plan year.

          (6) Neither it nor any of the Lafayette Subsidiaries has any obligations for retiree health and life benefits under any plan, except as set forth in Schedule 4.01(Q)(6). There are no restrictions on the rights of it or any of the Lafayette Subsidiaries to amend or terminate any such plan without incurring any liability thereunder.

          (7) Except as Previously Disclosed in Schedule 4.01(Q)(7), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of it or any of the Lafayette Subsidiaries under any Compensation and Benefit Plan or otherwise from it or any of the Lafayette Subsidiaries, (ii) increase any benefits otherwise payable under any Compensation and Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

     (R) NO KNOWLEDGE. It knows of no reason why the regulatory approvals referred to in Section 6.02 should not be obtained.

     (S) LABOR AGREEMENTS. Neither it nor any Lafayette Subsidiary is a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any Lafayette Subsidiary the subject of a proceeding asserting that it or any such subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any Lafayette Subsidiary, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its or any Lafayette Subsidiary's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     (T) ASSET CLASSIFICATION. It has Previously Disclosed in Schedule 4.01(T) a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit or other assets of Lafayette and the Lafayette Subsidiaries that have been classified by it as of December 31, 1996 (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been classified as of December 31, 1996 by any regulatory examiner as "Other Loans Specially Mentioned," "Substandard," "Doubtful," "Loss," or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by Lafayette or any Lafayette Subsidiary prior to December 31, 1996.

     (U) ALLOWANCE FOR LOAN AND LEASE LOSSES. The allowance for loan and lease losses shown on the consolidated balance sheets of Lafayette included in the December 31, 1996 Lafayette Financial Reports was, and the allowance for possible loan losses to be shown on subsequent Lafayette Financial Reports, will be, adequate in the opinion of the Board of Directors, to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of the date thereof.

     (V) INSURANCE. Each of Lafayette and the Lafayette Subsidiaries has taken all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters that are known to Lafayette, except for such matters which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it. Previously Disclosed in Schedule 4.01(V) is a list of all insurance policies maintained by or for the benefit of Lafayette or the Lafayette Subsidiaries or their directors, officers, employees or agents.
                                     -11-
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
     (W) STATE TAKEOVER LAWS; ARTICLES OF INCORPORATION. It has taken all necessary action to exempt this Agreement and the transactions contemplated hereby and thereby from, and this Agreement and the transactions contemplated hereby are exempt from, (i) any applicable state takeover laws, including
Section 351.459 of the MGBCL, and (ii) any supermajority provisions or other provisions imposing special conditions on business combinations contained in Lafayette's Articles of Incorporation.

     (X) NO FURTHER ACTION. It has taken all action so that the entering into of this Agreement and the consummation of the transactions contemplated hereby (including without limitation the Merger), or any other action or combination of actions, or any other transactions, contemplated hereby or thereby do not and will not (i) require a vote of shareholders (other than as set forth in Section 6.01), or (ii) result in the grant of any rights to any person under the Articles of Incorporation, Charter or Bylaws of Lafayette or any Lafayette Subsidiary or under any agreement to which Lafayette or any Lafayette Subsidiary is a party, or (iii) restrict or impair in any way the ability of the Company to exercise the rights granted hereunder.

     (Y)  ENVIRONMENTAL MATTERS.

          (1) To its knowledge, it and each of the Lafayette Subsidiaries, the Participation Facilities and the Loan/Fiduciary Properties (each as defined below) are, and have been, in compliance with all Environmental Laws (as defined below), except for instances of noncompliance which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Lafayette.

          (2) There is no proceeding pending or, to its knowledge, threatened before any court, governmental agency or board or other forum in which it or any of the Lafayette Subsidiaries or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the release or threatened release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by it or any of the Lafayette Subsidiaries or any Participation Facility, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it or have been Previously Disclosed in
               Schedule 4.01(Y)(2).

          (3) There is no proceeding pending or, to its knowledge, threatened before any court, governmental agency or board or other forum in which any Loan/Fiduciary Property (or it or any of the Lafayette Subsidiaries in respect of any Loan/Fiduciary Property) has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or
               (ii) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan/Fiduciary Property, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it or have been Previously Disclosed in Schedule 4.01(Y)(3).

          (4) To its knowledge, there is no reasonable basis for any proceeding of a type described in subparagraphs (2) or (3) above, except as has been Previously Disclosed in Schedule 4.01(Y)(4).

          (5) To its knowledge, during the period of (i) its or any of the Lafayette Subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of the Lafayette Subsidiaries' participation in the management of any Participation Facility, or (iii) its or any of Lafayette Subsidiaries' holding of a security or other interest in a Loan/Fiduciary Property, there have been no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it or have been Previously Disclosed in
               Schedule 4.01(Y)(5).

          (6) To its knowledge, prior to the period of (i) its or any of the Lafayette Subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of the Lafayette Subsidiaries' participation in the management of any Participation Facility, or (iii) its or any of the Lafayette Subsidiaries' holding of a security or other interest in a Loan/Fiduciary Property, there were no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it or have been Previously Disclosed in Schedule 4.01(Y)(6).

          (7) The following definitions apply for purposes of this Section 4.01(Y): "Loan/Fiduciary Property" means any property owned or controlled by it or any of the Lafayette Subsidiaries or in which it or any of the Lafayette Subsidiaries holds a security or other interest, and, where required by the context, includes any such property where Lafayette or any of the Lafayette Subsidiaries constitutes the owner or operator of such property, but only with respect to such property;"Participation Facility" means any facility in which it or any of the Lafayette Subsidiaries participates in the management and, where required by the context, includes the owner or operator of such property, but only with respect to such property; "Environmental Law" means (i) any federal, state and local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (a) the protection, preservation or restoration of the environment, (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material, in each case as amended and as now in effect and includes, without limitation, the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, and the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as now in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; "Hazardous Material" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, and includes, without limitation, any oil or other petroleum product, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

     (Z)  TAX REPORTS.  Except as Previously Disclosed in Schedule 4.01(Z),
(i) all reports and returns with respect to Taxes (as defined below) that are required to be filed by or with respect to it or the Lafayette Subsidiaries, including without limitation consolidated federal income tax returns of it and the Lafayette Subsidiaries (collectively, the "Lafayette Tax Returns"), have been duly filed, or requests for extensions have been timely filed and have not expired, except to the extent all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on it, and such Lafayette Tax Returns were true, complete and accurate in all material respects, (ii) all taxes (which shall mean federal, state, local or foreign income, gross receipts, windfall profits,

                                       -13-

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
severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of it or the Lafayette Subsidiaries, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties, collectively the "Taxes") shown to be due on Lafayette Tax Returns have been paid in full, (iii) the Lafayette Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Lafayette Tax Returns were required to be filed has expired, (iv) all Taxes due with respect to completed and settled examinations have been paid in full, (v) no issues have been raised by the relevant taxing authority in connection with the examination of any of the Lafayette Tax Returns which are reasonably likely, individually or in the aggregate, to result in a determination that would have a Material Adverse Effect on it, except as reserved against in the Lafayette Financial Reports, and (vi) no waivers of statutes of limitations (excluding such statutes that relate to years under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of it or the Lafayette Subsidiaries.

     (AA) ACCURACY OF INFORMATION. The statements with respect to Lafayette and the Lafayette Subsidiaries contained in this Agreement, the Schedules and any other written documents executed and delivered by or on behalf of Company or the Bank pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     (BB) DERIVATIVES CONTRACTS. None of Lafayette or the Lafayette Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included on the balance sheet which is a derivative contract (including various combinations thereof) (each a "Derivatives Contract") or owns securities that are referred to as "structured notes" except for those Derivatives Contracts and structured notes Previously Disclosed in Schedule 4.01(BB), including a list, as applicable, of any Lafayette or Lafayette Subsidiary assets pledged as security for each such Derivatives Contract.

     (CC) ACCOUNTING CONTROLS. Each of Lafayette and the Lafayette Subsidiaries has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances that (i) all material transactions are executed in accordance with management's general or specific authorization; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to banks or any other criteria applicable to such statements, and to maintain proper accountability for items; (iii) access to the material property and assets of Lafayette and the Lafayette Subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

     4.02.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents and warrants to Lafayette and the Bank, as follows:

     (A) RECITALS. The facts set forth in the Recitals of this Agreement with respect to it are true and correct.

     (B) CORPORATE AUTHORITY. Subject to the required regulatory approvals referred to in Section 6.02, this Agreement has been authorized by all necessary corporate action of it and is a valid and binding agreement of it enforceable against it in accordance with its terms, subject as to enforcement as to bankruptcy, insolvency and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (C) NO DEFAULTS. Subject to the required regulatory approvals referred to in Section 6.02 herein and the required filings under federal and state securities' laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby by it, do not and will not (i)
                                      -14-
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
constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of its subsidiaries or to which it or any of its subsidiaries or properties is subject or bound, which breach, violation or default is reasonably likely to have a Material Adverse Effect on it, (ii) constitute a breach or violation of, or a default under, its Articles of Incorporation or Bylaws, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, or the consent or approval of any other party to any such agreement, indenture or instrument.

     (D) FINANCIAL REPORTS. Except as Previously Disclosed in Schedule 4.02(D), its Registration Statement on Form S-1, and all documents filed or to be filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the SEC (in each such case, the "the Company Financial Reports"), did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the Company Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the Company Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied to savings associations and savings and loan holding companies during the periods involved, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

     (E) NO EVENTS. Except as Previously Disclosed in Schedule 4.02(E), since September 30, 1996, no events have occurred which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on it.

     (F) SHARES AUTHORIZED. The shares of Company Common Stock to be issued in exchange for shares of Lafayette Common Stock upon consummation of the Merger in accordance with Article II of this Agreement have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

     (G) CORPORATE POWER. The Company has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.

     (H) ACCURACY OF INFORMATION. The statements with respect to the Company and its subsidiaries contained in this Agreement, the Schedules and any other written documents executed and delivered by or on behalf of the Company pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                              V.  COVENANTS

     Each of Lafayette and the Bank hereby covenants to the Company and the Company hereby covenants to Lafayette and the Bank, that:

     5.01. BEST EFFORTS. Subject to the terms and conditions of this Agreement and to the exercise by its Board of Directors of such Board's fiduciary duties, it shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger on the Effective Date and to otherwise enable

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
consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end.

     5.02. REGISTRATION STATEMENT. The Company, in cooperation with Lafayette, shall prepare and file with the SEC a Registration Statement with respect to the shares of Company Common Stock to be issued in the Merger. Such Registration Statement shall contain a Proxy Statement/Prospectus which shall serve as the proxy statement of Lafayette for the Meeting (as defined below) and as the prospectus of the Company for the shares of Company Common
Stock to be issued in the Merger.   The Company shall use its best efforts to
cause the Registration Statement to become effective.

     5.03 LAFAYETTE MEETING. With respect to Lafayette, it shall call a special meeting (the "Meeting") of the holders of Lafayette Common Stock to be held as soon as practicable for purposes of voting upon the transactions contemplated hereby and Lafayette shall use its best efforts to solicit and obtain votes of the holders of Lafayette Common Stock in favor of the transactions contemplated hereby and, subject to the exercise of its fiduciary duties, the Board of Directors of Lafayette shall recommend approval of such transactions by such holders. In connection with the Meeting, the Company and Lafayette shall cooperate in the preparation of the Proxy Statement/Prospectus and, with the approval of each of the Company and Lafayette, which approvals will not be unreasonably withheld, the Proxy Statement/Prospectus will be mailed to the shareholders of Lafayette.

     5.04. REGISTRATION STATEMENT EFFECTIVENESS. The Company will advise Lafayette, promptly after the Company receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Company Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     5.05. REGISTRATION STATEMENT COMPLIANCE WITH SECURITIES LAWS. When the Registration Statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the Meeting, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by or on behalf of Lafayette relating to Lafayette or the Lafayette Subsidiaries and by or on behalf of the Company relating to the Company or its subsidiaries, (i) will comply in all material respects with the provisions of the Securities Act and any other applicable statutory or regulatory requirements, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; PROVIDED, HOWEVER, in no event shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another party furnished by or on behalf of such other party specifically for use in the Registration Statement.

     5.06. PRESS RELEASES. Lafayette and the Bank will not, without the prior approval of the Company, and the Company will not, without the prior approval of Lafayette, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by law.

     5.07.     ACCESS; INFORMATION.

          (1) Upon reasonable notice, Lafayette and the Bank shall afford the Company and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period up to the Effective Date, to all of its and the Lafayette Subsidiaries' properties, books, contracts, commitments and records and, during such period, Lafayette and the Bank shall furnish promptly to the Company (i) a copy of each material report, schedule and other document filed by Lafayette and the Lafayette Subsidiaries with any Regulatory Authority, and (ii) all other information concerning the business, properties and personnel of Lafayette and the Lafayette Subsidiaries as the Company may reasonably request, provided that no investigation pursuant to this Section 5.07 shall affect or be deemed to modify or waive any representation or warranty made by Lafayette or the Bank or the conditions to the obligations of Lafayette and the Bank to consummate the transactions contemplated by this Agreement; and

          (2) The Company will not use any information obtained pursuant to this Section 5.07 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and, if this Agreement is terminated, will hold all information and documents obtained pursuant to this paragraph in confidence (as provided in Section 8.06) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by the Company or as it is advised by counsel that any such information or document is required by law or applicable stock exchange rule to be disclosed, and in the event of the termination of this Agreement, the Company will, upon request by Lafayette, deliver to Lafayette all documents so obtained by the Company or destroy such documents and, in the case of destruction, will certify such fact to Lafayette.

     5.08. ACQUISITION PROPOSALS. In the case of Lafayette, without the prior written consent of the Company, it shall not, and it shall cause the Lafayette Subsidiaries not to, solicit, initiate or encourage inquiries or proposals with respect to, or furnish any nonpublic information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, Lafayette or any of the Lafayette Subsidiaries or any merger or other business combination with Lafayette or any of the Lafayette Subsidiaries other than as contemplated by this Agreement; it shall instruct its and the Lafayette Subsidiaries' officers, directors, agents, advisors and affiliates to refrain from doing any of the foregoing; and it shall notify the Company immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, Company or any of the Lafayette Subsidiaries.

     5.09. BLUE-SKY FILINGS. In the case of the Company, it shall use its best efforts to obtain all necessary state securities laws or "blue sky" permits and approvals, provided that the Company shall not be required by virtue thereof to submit to general jurisdiction in any state.

     5.10. CERTAIN POLICIES OF LAFAYETTE AND THE BANK. In the case of each of Lafayette and the Bank, it shall, at the Company's request: (i) modify and change its loan, litigation and other reserve and real estate valuation policies and practices (including loan classifications and levels of reserves), and (ii) generally conform its operating, lending and compliance policies and procedures, prior to the Effective Date so as to be consistent on a mutually satisfactory basis with those of the Company and generally accepted accounting principles; PROVIDED, HOWEVER, Lafayette and the Bank shall not be required to take any such action set forth in (i) above until all regulatory approvals set forth in Section 6.02 shall have been obtained. Lafayette's and the Bank's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 5.10.

     5.11. STATE TAKEOVER LAW. In the case of Lafayette, Lafayette shall not take any action that would cause the transactions contemplated by this Agreement to be subject to any applicable state takeover statute and Lafayette shall take all necessary steps to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or, if necessary, challenge the validity or applicability of, any applicable state takeover law, as now or hereafter in effect, including, without limitation, Section 351.459 of the MGBCL.

     5.12. NO RIGHTS TRIGGERED. In the case of Lafayette, Lafayette shall take all necessary steps to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and thereby (including without limitation the Merger) and any other action or combination of actions, or any other transactions contemplated hereby or thereby do not and will not (i) result in the grant of any rights to any person under the Articles of Incorporation or Bylaws of Lafayette or under any agreement to which Lafayette or any Lafayette Subsidiary is a party, or (ii) restrict or impair in any way the ability of the Company to exercise the rights granted hereunder.

     5.13. SHARES LISTED. In the case of the Company, it shall file with the Nasdaq Stock Market a Notification Form for Listing of Additional Shares.

     5.14. REGULATORY APPLICATIONS. In the case of the Company, (i) it shall promptly prepare and submit applications to the appropriate Regulatory Authorities for approval of the Merger, and (ii) promptly make all other appropriate filings to secure all other approvals, consents and rulings which are necessary for the consummation of the Merger by the Company.

     5.15 REGULATORY DIVESTITURES. In the case of Lafayette, effective on or before the Effective Date, Lafayette shall cease engaging in such activities as the Company shall advise Lafayette in writing are not permitted to be engaged in by the Company under applicable law following the Effective Date and, to the extent required by any Regulatory Authority as a conditional approval of the transactions contemplated by this Agreement, Lafayette shall divest any subsidiary engaged in activities or holding assets that are impermissible for the Company on terms and conditions agreed to by the Company.

     5.16 CURRENT INFORMATION.

     (a) During the period from the date of this Agreement to the Effective Date, each of Lafayette, the Bank and the Company shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other.

     (b) Lafayette and the Bank shall promptly notify the Company of (i) any material change in the business or operations of Lafayette, the Bank or any Lafayette Subsidiary, (ii) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority relating to Lafayette, the Bank, or any Lafayette Subsidiary, (iii) the initiation or threat of material litigation involving or relating to Lafayette, the Bank or any Lafayette Subsidiary, or (iv) any event or condition that might reasonably be expected to cause any of Lafayette's or the Bank' representation or warranties set forth herein not to be true and correct in all material respects as of the Effective Date or prevent Lafayette or the Bank from fulfilling its or their obligations hereunder; and in each case shall keep the Company informed with respect thereto.

     (c) The Company shall (i) promptly notify Lafayette of any event or condition that might reasonably be expected to cause any of the Company's representations or warranties set forth herein not to be true and correct in all material respects as of the Effective Date, and (ii) notify Lafayette immediately of any denial of any application filed by the Company with any Regulatory Authority with respect to this Agreement, and in each case shall keep Lafayette and the Bank informed with respect thereto.

     5.17 AFFILIATE AGREEMENTS. In the case of Lafayette, it will cause each person who is an "affiliate" of Lafayette for purposes of Rule 145 under the Securities Act (each an "Affiliate") to execute and deliver to the Company on or before the mailing of the Proxy Statement/Prospectus for the Meeting an agreement in the form attached hereto as Exhibit B restricting the disposition of the shares of Company Common Stock to be received by such person in exchange for such person's shares of Lafayette Common Stock. Previously Disclosed on Schedule 5.17 is a list of Affiliates as of the date hereof.

     5.18 BANK COMMON STOCK. In the case of Lafayette, it will use its best efforts to acquire all of the outstanding shares of Bank Common Stock that it does not own, provided that the price to be paid to acquire such shares shall not exceed one and one-half times the book value per share of the Bank on September 30, 1996.

               VI.  CONDITIONS TO CONSUMMATION OF THE MERGER

     Consummation of the Merger is conditioned upon:

     6.01. SHAREHOLDER VOTE. Approval of the transactions contemplated hereby by the requisite vote of the shareholders of Lafayette.

     6.02. REGULATORY APPROVALS. Procurement by the Company of all required regulatory consents and approvals by the appropriate Regulatory Authorities and the expiration of the statutory waiting period relating thereto; PROVIDED, HOWEVER, that no such approval or consent shall have imposed any condition or requirement which, in the opinion of the Company, would so materially adversely impact the economic or business benefits to the Company of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

     6.03. NO INJUNCTION. There shall not be in effect any order, decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits consummation of any of the transactions contemplated hereby.

     6.04. LEGAL OPINION. Lafayette and the Bank shall have received an opinion, dated the Effective Date, of Breyer & Aguggia, special counsel for the Company, in form reasonably satisfactory to Lafayette, which shall cover the matters contained in Exhibit C hereto.

     6.05. LEGAL OPINION. The Company shall have received an opinion, dated the Effective Date, of Humphrey, Farrington & McClain, P.C., counsel for Lafayette and the Bank, in form reasonably satisfactory to the Company, which shall cover the matters contained in Exhibit D hereto.

     6.06.     OFFICER'S CERTIFICATE.   (i) Each of the representations and
warranties contained herein of the Company shall be true and correct as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, and (ii) each and all of the agreements and covenants of the Company to be performed and complied with pursuant to this Agreement on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and Lafayette and the Bank shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company dated the Effective Date, to such effect.

     6.07.     OFFICERS' CERTIFICATE.   (i) Each of the representations and
warranties contained herein of Lafayette and the Bank shall be true and correct as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date and except as otherwise provided in Section 5.10, and (ii) each and all of the agreements and covenants of Lafayette and the Bank to be performed and complied with pursuant to this Agreement on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and the Company shall have received a certificate signed by the Chief Executive Officers and the Chief Financial Officers of Lafayette and the Bank dated the Effective Date, to such effect.

     6.08. EFFECTIVE REGISTRATION STATEMENT. The Registration Statement shall have become effective and no stop order or other order suspending the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority.

     6.09. BLUE-SKY PERMITS. The Company shall have received all state securities laws and "blue sky" permits necessary to consummate the Merger.

     6.10. TAX OPINION. The Company and Lafayette shall have received an opinion from Breyer & Aguggia to the effect that (i) the Merger constitutes a reorganization under Section 368 of the Code, and (ii) no gain or loss will be recognized by shareholders of Lafayette who receive shares of the Company Common Stock in exchange for their shares of Lafayette Common Stock, and, in rendering their opinion, Breyer & Aguggia may require and rely upon representations contained in certificates of officers of the Company, Lafayette and others.

     6.11. EMPLOYMENT AGREEMENTS. The Employment Agreements attached as Exhibits E-1 through E-3 shall have been duly executed and delivered by all parties to such agreements.

     6.12. ADVERSE CHANGE. During the period from December 31, 1996 to the Effective Date, there shall not have been any material adverse change in the financial position or results of operations of Lafayette or the Bank, nor shall Lafayette or the Bank have sustained any loss or damage to its properties, whether or not insured, that materially affects its ability to conduct its business; and the Company shall have received a certificate dated the Effective Date signed by the Chief Executive Officers of Lafayette and the Bank to such effect.

     6.13. DISSENTERS' RIGHTS. The number of Dissenters' Shares shall not exceed in the aggregate five percent of the outstanding shares of Lafayette Common Stock.

     6.14. BANK COMMON STOCK. There shall be no more than 11.666 shares of Bank Common Stock outstanding that are not owned by Lafayette.

     6.15. RECEIPT OF AFFILIATE AGREEMENTS. The Company shall have received from each Affiliate of Lafayette the agreements referred to in
Section 5.17.

     PROVIDED, HOWEVER, that a failure to satisfy any of the conditions set forth in the proviso following Section 6.02 or in Sections 6.05, 6.07, 6.11, 6.12, 6.13, 6.14 or, 6.15 shall only constitute conditions if asserted by the Company, and a failure to satisfy any of the conditions set forth in Section
6.04 or 6.07 shall only constitute conditions if asserted by Lafayette.


                             VII. TERMINATION

     This Agreement may be terminated prior to the Effective Date, either before or after receipt of required shareholder approvals:

     7.01. MUTUAL CONSENT. By the mutual consent of the Company and Lafayette, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

     7.02. BREACH. By the Company or Lafayette, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of (i) a material breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach, or (ii) a breach by the other party of any of the material covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach.

     7.03. DELAY. By the Company or Lafayette, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by December 31, 1997.

     7.04. NO SHAREHOLDER OR REGULATORY APPROVAL. By the Company or Lafayette, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, (i) in the event that any shareholder approval contemplated by Section 6.01 is not obtained at the Meeting, including any adjournment or adjournments thereof, or (ii) in the event that written notice is received which states that any required regulatory approval contemplated by Section
6.02 has not been approved or has been denied.

     7.05. DUE DILIGENCE REVIEW. By the Company in the event that (i) any situation, event, circumstance or other matter shall come to the attention of the Company during the course of the Company Due Diligence Review which the Company shall, in a good faith exercise of its reasonable discretion, believe
(a) to be inconsistent in any material respect with any of the representations and warranties of Lafayette or the Bank, (b) to be of such significance as to have a Material Adverse Effect on the financial condition, prospects, results of operations or business of Lafayette and the Bank, taken as a whole, or (c) is a material deviation from the Lafayette Financial Reports, and (ii) the Company notifies Lafayette of such matters within five (5) business days after the end of the Company Due Diligence Review Period and such matters are not capable of being cured or have not been cured within thirty (30) days after written notice thereof to Lafayette. For purposes of this Section 7.05, (i) the "Company Due Diligence Review" shall mean a review by the Company of Lafayette's and the Bank's operations, business affairs, prospects and financial condition, including without limitation, those matters which are the subject of Lafayette's and the Bank's representations and warranties and (ii) the "Company Due Diligence Review Period" shall mean a thirty (30) day period beginning on the date of this Agreement. Notwithstanding anything in this
Section 7.05 contained or implied to the contrary, the Company Due Diligence Review shall not limit, restrict or preclude the Company, at any time or from time to time, from conducting such reviews or from exercising any rights available to it hereunder as a result of the existence or occurrence prior to the Company Due Diligence Review Period of any event or condition which was not detected in the Company Due Diligence Review by the Company and which constitutes a breach of any representation or warranty of Lafayette or the Bank under this Agreement.


                           VIII.  OTHER MATTERS

     8.01. SURVIVAL. If the Effective Date occurs, all representations, warranties, agreements and covenants contained in this Agreement shall not survive the Effective Date. If this Agreement is terminated prior to the Effective Date, the agreements and representations of the parties in Section 4.01(P), Sections 5.05, 5.07(2), 5.11 and 5.12, and Sections 8.01, 8.03, 8.04,
8.05, 8.06, 8.07, 8.09 and 8.11 shall survive such termination.

     8.02. WAIVER; AMENDMENT. Prior to the Effective Date, any provision of this Agreement may be (i) waived in writing by the party benefitted by the provision, or (ii) amended or modified at any time (including the structure of the transactions contemplated hereby) by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Agreement, except that, after the vote by the shareholders of Lafayette, the consideration to be received by the shareholders of Lafayette for each share of Lafayette Common Stock shall not thereby be decreased.

     8.03. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Agreement shall become effective when one counterpart has been signed by each party hereto.

     8.04. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Missouri, except as federal law may be applicable.

     8.05. EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

     8.06. CONFIDENTIALITY. Except as otherwise provided in Section 5.07(2), each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed.

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
     8.07. NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.


If to the Company to:           Lexington B&L Financial Corp.
                                919 Franklin Avenue
                                Lexington, Missouri 64067
                                Attn:  Erwin Oetting, Jr.

               Copies to:       Paul M. Aguggia, Esq.
                                Breyer & Aguggia
                                1300 I Street, N.W.
                                Suite 470 East
                                Washington, D.C.  20005

If to Lafayette or the Bank to: Lafayette Bancshares, Inc.
                                20th and 13 Highway
                                Lexington, Missouri 64067
                                Attn:  William J. Huhmann

                 Copies to:     Buford L. Farrington, Esq.
                                Humphrey, Farrington & McClain, P.C.
                                221 West Lexington
                                Suite 400
                                Independence, Missouri 64051


     8.08. DEFINITIONS. Any term defined anywhere in this Agreement shall have the meaning ascribed to it for all purposes of this Agreement (unless expressly noted to the contrary). In addition:

          (A) the term "Material Adverse Effect," when applied to a party, shall mean an event, occurrence or circumstance (including without limitation (i) the making of any provisions for possible loan and lease losses, write-downs of other real estate and taxes and (ii) any breach of a representation or warranty contained herein by such party) which (a) has or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business or prospects of the party and its subsidiaries, taken as a whole, or (b) would materially impair the party's ability to perform its obligations under this Agreement or the consummation of any of the transaction contemplated hereby; and

          (B) the term "Previously Disclosed" by a party shall mean information set forth in a Schedule that is delivered by that party to the other party contemporaneously with the execution of this Agreement and specifically designated as information "Previously Disclosed" pursuant to this Agreement.

     8.09. BREAK-UP FEE. The parties hereby acknowledge that, in negotiating and executing this Agreement and in taking the steps necessary or appropriate to effect the transaction contemplated hereby, the Company has incurred and will incur direct and indirect monetary and other costs (including, without limitation, attorney's fees and costs and costs of the Company employee and management time) and will forego discussion with respect to other potential acquisitions. To compensate the Company for such cost and to induce it to forego initiating discussions regarding other acquisitions, Lafayette and the Bank shall be obligated to pay the Company on demand

(and in no event more than three days after such demand) in immediately available funds $100,000 ("Break-up Fee") if:

     (A) (i) this Agreement terminates because Lafayette and the Bank and their respective directors do not use all reasonable efforts to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement, (ii) Lafayette terminates this Agreement for any reason other than the grounds for termination set out in Sections 7.01, 7.02 (but only in the event that the Company willfully breaches a representation, warranty or covenant contained herein and, as a result thereof, Lafayette exercises its right to terminate this Agreement under Section 7.02 at a time when the Company was not entitled to terminate this Agreement under Section 7.02, 7.03 or 7.04) or 7.03, or (iii) the Company terminates this Agreement pursuant to
Section 7.02 as a result of Lafayette's breach of a representation, warranty or covenant, including, but not limited to its covenants contained in Section 5.08; or

     (B) within 12 months after the date hereof, the Merger has not been completed and there occurs any of the events set forth in subparagraphs (i),
(ii) or (iii) below.

          (i) Any person other than the Company or an affiliate of the Company acquires beneficial ownership of 25% or more of the then-outstanding Lafayette Common Stock;

          (ii) Lafayette or any of its affiliates, without having received the Company's prior written consent, enters into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this section having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder) other than the Company or any of its subsidiaries, or Lafayette's Board of Directors recommends that the shareholders of Lafayette approve or accept any Acquisition Transaction with any person other than the Company or any of its subsidiaries. For purposes of this section, "Acquisition Transaction" shall mean (a) a merger or consolidation, or any similar transaction, involving Lafayette or the Bank, (b) a purchase, lease or other acquisition of all or substantially all of the assets of Lafayette or the Bank, or (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Lafayette or the Bank; or

          (iii) A bona fide proposal is made by a third party to Lafayette or the Bank to engage in an Acquisition Transaction and after such proposal is made any of the following events occurs: Lafayette willfully breaches this Agreement and such breach entitles the Company to terminate this Agreement; the holders of Lafayette Common Stock do not approve this Agreement at the Meeting; the Meeting is not held or is canceled prior to termination of this Agreement for reasons other than the fault of the Company; or Lafayette's Board of Directors modifies in a manner adverse to the Company the recommendation of Lafayette's Board of Directors with respect to this Agreement.

     Notwithstanding the foregoing, Lafayette and the Bank shall not be obligated to pay to the Company the Break-up Fee if, prior to the occurrence of any of the events specified in 8.09(B)(i), (ii) or (iii), Lafayette validly terminates this Agreement pursuant to Section 7.01 or clause (ii) of
Section 7.04. The parties further agree that this Section 8.09 is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     8.10. ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement together represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and supersede any and all other oral or written agreements heretofore made. Nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8.11. HEADINGS. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                                  LEXINGTON B&L FINANCIAL CORP.



                                  By:    /s/ Erwin Oetting, Jr.
                                  NAME:  Erwin Oetting, Jr.
                                  TITLE: President


                                  LAFAYETTE BANCSHARES, INC.



                                  By:    /s/ William J. Huhmann
                                  NAME:  William J. Huhmann
                                  TITLE: Chairman





                                  LAFAYETTE COUNTY BANK OF
                                  LEXINGTON/WELLINGTON



                                  By:    /s/ William J. Huhmann
                                  NAME:  William J. Huhmann
                                  TITLE: Chairman

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                                                                 Exhibit 99

                              *PRESS RELEASE*

FOR IMMEDIATE RELEASE:
March 12, 1997

CONTACT:  Erwin Oetting, Jr., CEO and President
          Lexington B & L Financial Corp.
          (816) 259-2247

          William J. Huhmann, Chairman
          Lafayette Bancshares, Inc.
          (816) 259-4363

                      LEXINGTON B & L FINANCIAL CORP.
                      TO ACQUIRE LAFAYETTE BANCSHARES

     Lexington, Missouri, March 12, 1997 -- Lexington B & L Financial Corp. (Nasdaq SmallCap: LXMO), the holding company for B & L Bank, and Lafayette Bancshares, Inc., the holding company for Lafayette County Bank, today announced the execution of a definitive agreement that will result in Lafayette County Bank becoming a subsidiary of Lexington B & L Financial Corp.

     Lafayette County Bank, headquartered in Lexington, Missouri, had total assets of $32.5 million at December 31, 1996. It has three full service offices, one in Lexington, one in Wellington and one in Callao, Missouri.

     "We believe this transaction will be mutually beneficial to customers, employees and shareholders of both banks," stated Erwin Oetting, Jr., President and Chief Executive Officer of Lexington. "Lafayette County Bank specializes in commercial and consumer lending, while Lexington's strength is in mortgage lending. By combining the expertise of both institutions, Lexington will be able to provide an enhanced range of community banking services."

     "We are pleased to affiliate with Lexington and B & L Bank," said William
J. Huhmann, Chairman of Lafayette. "With the ongoing consolidation in the financial services industry, we believe joining with B & L Bank to form a larger community financial institution will be in the best interests of our employees, customers and shareholders."

     In the transaction, Lafayette shareholders will receive a combination of cash plus shares of Lexington common stock for each share of Lafayette common stock. Under the terms of the agreement, Lafayette's shareholders would receive $0.92 in cash plus 0.0977 shares of Lexington common stock for each share of Lafayette common stock if Lexington's common stock price is between $12.00 and $14.00 per share. If Lexington's common stock price is $12.00 or less, Lafayette shareholders would receive $0.92 in cash plus $1.17 in value of Lexington common stock for each share of Lafayette common stock. If Lexington's common stock price is $14.00 or more, Lafayette shareholders would receive $0.92 in cash plus $1.37 in value of Lexington common stock for each share of Lafayette common stock. The calculation of Lexington's common stock price will be based upon the average closing price of Lexington common stock for the 20 trading days prior to the effective date of the acquisition.

     Based on Lexington's closing stock price of $14.75 on March 11, 1997, the transaction would be valued at approximately $2,587,000, representing an exchange value of $2.29 for each Lafayette share. In connection with the acquisition, Lexington expects to issue approximately 105,000 shares, based on the closing price of Lexington's common stock on March 11, 1997.


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     Lexington also announced that it has received regulatory approval to commence a stock repurchase program to acquire up to 10%, or 126,500 shares, of its outstanding common stock. According to Mr. Oetting, the repurchases generally would be conducted through open market purchases, although he did not rule out the possibility of unsolicited negotiated transactions or other types of repurchases. The program is expected to be completed within six months, at which time Lexington will reevaluate the program and decide whether to terminate or continue it. In the event that Lexington is unable to repurchase a sufficient number of shares for issuance in connection with the acquisition, Lexington will utilize authorized but unissued shares to complete the acquisition.

     The merger, which is expected to be completed in the fourth calendar quarter of 1997, is subject to the approval of federal banking regulators and the shareholders of Lafayette, among other conditions.

     B & L Bank, which completed its conversion from the mutual to stock form in June 1996, is located in Lexington, Missouri. At December 31, 1996, Lexington had total assets of $61.7 million and total stockholders' equity of $19.0 million. On March 11, 1997, Lexington's stock closed the trading day at $14.75 per share.

                                   * * *



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